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                                                                    EXHIBIT 23.1

                 CONSENT OF INDEPENDENT OIL AND GAS CONSULTANTS





SWIFT ENERGY COMPANY

         We hereby consent to the incorporation by reference into the S-4 Registration Statement for Swift Energy Company, including three proxy statements forming a part thereof for Swift Energy Managed Pension Assets Partnership 1988-A, Ltd., Swift Energy Income Partners 1989-B, Ltd. and Swift Energy Pension Partners 1993-B, Ltd. of our letters dated April 17, 1998, titled "Fair Market Value Opinion As of December 31, 1997" for each of the three aforementioned partnerships.

Any distribution or publication of these letters must include the letters in their entirety.




HOUSTON, TEXAS                              J. R. BUTLER AND COMPANY
APRIL 17, 1998


                                            BY:   /s/  Brian E. Ausburn
                                                --------------------------------
                                            BRIAN E. AUSBURN, PRESIDENT